UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)          December 1, 2005

AMES TRUE TEMPER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-118086	22-2335400
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

465 Railroad Avenue, Camp Hill,
Pennsylvania 17011
(Address of Principal Executive
Offices, including Zip Code)

(717) 737-1500

(Registrant's telephone number,
including area code)

N/A

(Former name or former address, if changed since last report)

Item 1.01    Entry into a Material Definitive Agreement

On December 1, 2005, Ames True Temper, Inc. ("Ames") entered into an amendment (the "Second Amendment") to the terms of the credit agreement dated as of June 28, 2004, by and among Ames, its parent, ATT Holding Co., as guarantor, and the lenders party thereto (as amended to date, the "Credit Agreement").

Pursuant to the Second Amendment, (i) certain expenditures with respect to the enterprise resource planning system of Ames and its subsidiaries made prior to the end of Ames' 2006 fiscal year, not to exceed $5,239,000 in the aggregate, have been excluded from the definition of Capital Expenditures in the Credit Agreement, (ii) certain set-up costs associated with Ames's (A) new long-handle tool business incurred prior to the end of Ames' 2006 fiscal year, not to exceed $4,607,000, and (B) enterprise resource planning system incurred prior to the end of Ames' 2006 fiscal year, not to exceed $240,000, will be added to the adjustments to Consolidated Net Income for the purpose of calculating Consolidated EBITDA under the Credit Agreement, and (iii) the minimum Consolidated EBITDA that Ames and its subsidiaries are required to achieve for the four fiscal quarters ending December 31, 2005 and April 1, 2006 has been reduced.

The foregoing summary of the Second Amendment is qualified in its entirety by reference to the text of the Second Amendment, which is included as exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.02.    Results of Operations and Financial Condition

On December 7, 2005, ATT Holding Co. issued a press release relating to Ames' results of operations for the fourth quarter of its fiscal year ended October 1, 2005, a copy of which is furnished as Exhibit 99.1 hereto.

Item 2.06.    Material Impairments

On December 5, 2005, Ames determined that it would incur a material goodwill impairment charge in the amount of $119.8 million in the fourth quarter of its fiscal year ended October 1, 2005. This impairment charge is being recognized as a result of an impairment evaluation of goodwill and indefinite-lived intangible assets as a result of impairment its annual revaluation for the fiscal year ended October 1, 2005. This evaluation determined that the implied fair value of Ames' goodwill is less than its carrying value.

Also on December 5, 2005, Ames determined that it will incur a material impairment charge in the amount of $2.9 million relating to the termination of operations at its Parkersburg, West Virgina facility in the fourth quarter of its fiscal year ended October 1, 2005.

Neither impairment charge discussed above will result in future cash expenditures.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished herewith:

10.1	Amendment No. 2 to Credit Agreement, dated December 1, 2005, by and among Ames True Temper, Inc. the banks, financial institutions and other institutional lenders parties to the Credit Agreement dated as of June 28, 2004, as amended to date, and Bank of America, N.A., as administrative agent.

99.1	Press Release issued on December 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES TRUE TEMPER, INC. (Registrant)
Date: December 7, 2005	By: /s/ Richard C. Dell Richard C. Dell (Principal Executive Officer)